BLACK HILLS CORP. CLOSES ON SALE OF WILLISTON BASIN OIL AND GAS
ASSETS AND ANNOUNCES EARLY RETIREMENT OF $225 MILLION IN DEBT

RAPID CITY, SD - Sept. 28, 2012 - Black Hills Corp. (NYSE: BKH) today said that its oil and gas subsidiary, Black Hills Exploration & Production, Inc., closed its previously announced sale of approximately 85 percent of its Bakken and Three Forks shale assets in the Williston Basin for about $243 million, subject to customary post-closing adjustments. The properties were sold effective July 1, 2012.

“As we announced on Aug. 23, the sale of these Williston Basin assets will enable us to strengthen our balance sheet by reducing debt and enhancing our ability to fund planned growth projects,” said David R. Emery, chairman, president and chief executive officer of Black Hills. “This divestiture demonstrates the substantial value of our oil and gas business, which is a testament to the value created by our employees for our shareholders.”

Black Hills Corp. also announced its intent to redeem $225 million of senior unsecured 6.5 percent notes, which mature on May 15, 2013. The company will use the cash proceeds from the sale of its Williston Basin assets to fund the redemption, which is expected on Oct. 31, 2012.

“By redeeming the notes early, we will save about $650,000,” said Anthony Cleberg, executive vice president and chief financial officer. “The redemption will accelerate a one-time interest charge of $0.08 per share into 2012 and reduce 2013 interest expense by $0.09 per share.”

ABOUT BLACK HILLS CORP.
Black Hills Corp. (NYSE: BKH), a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice, is based in Rapid City, S.D., and has corporate offices in Denver and Papillion, Neb. The company serves 765,000 natural gas and electric utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company's non-regulated businesses generate wholesale electricity and produce natural gas, oil and coal. Black Hills' 2,000 employees partner to produce results that are improving life with energy. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we project, expect, believe or anticipate will or may occur in the future, including statements regarding proceeds from the sale will enhance our ability to self-fund planned growth projects, are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and projections is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, the risk factors described in Item 1A of Part I of our 2011 Annual Report on Form 10-K filed with the SEC, other reports that we file with the SEC from time to time.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Jerome E. Nichols    605-721-1171
Media Relations Line    866-243-9002